|
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
October 5, 2010
(Date of Report)
CNA SURETY CORPORATION
(Exact name of Registrant as specified in its charter)
1-13277
(Commission File No.)

Delaware (State or other jurisdiction)	36-4144905 (IRS Employer Identification No.)

333 S. Wabash Ave. Chicago, Illinois (Address of principal executive offices)	60604 (Zip code)
(312) 822-5000
(Registrant’s telephone number, include area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
CNA Surety Corporation entered into a General Release and Settlement Agreement with Senior Vice President Thomas Pottle. The departure of Mr. Pottle was disclosed in the Form 8-K filed by CNA Surety Corporation on August 6, 2010. This agreement provides for a severance payment of $217,500 within 14 days after November 26, 2010 and an additional payment of $213,838 on March 11, 2011. The March 11, 2011 payment consists of previously earned but unpaid long- term incentive compensation related to the 2008 and 2009 performance years and annual and long-term incentive compensation for the 2010 performance year. The portion of the March 11, 2011 payment related to Mr. Pottle’s 2010 incentive compensation shall be adjusted if CNA Surety Corporation exceeds 100% of its performance targets for the 2010 performance year. Mr. Pottle may also elect to continue his health, disability and life insurance benefits at the employee contribution rate for a period of one year following his termination date of November 26, 2010.

ITEM 9.01.	Financial Statements and Exhibits
(d)	Exhibit
Exhibit 10 (49) — General Release and Settlement Agreement with Thomas Pottle, Senior Vice President

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNA SURETY CORPORATION (Registrant)
By:	/s/ Rosemary Quinn
Rosemary Quinn
Senior Vice President, Secretary and General Counsel

Dated: October 5, 2010

EXHIBIT INDEX
Exhibit No.

10(49).	General Release and Security Agreement with Thomas Pottle, Senior Vice President